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                                EXHIBIT 10.1 (c)








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                              GENERAL BILL OF SALE


     In consideration of four hundred fifty thousand dollars ($450,000.00), paid to me this day by TENGASCO, INC., as buyer, whose address is 4928 HOMBERG DR. #B-3, KNOXVILLE, Tennessee 37919, I, INDUSTRIAL RESOURCE CORP., whose address is RT. 6 BOX 248A RT. 6, MANCHESTER, Kentucky 40962, hereby grant, transfer, sell and deliver to buyer the following property: OILFIELD EQUIPMENT PER "EXHIBIT A" ATTACHED HERETO.

     I agree that I will warrant and defend the buyer, the buyer's personal representatives, successors and assigns against any claims made by any person against this proper

     This property is sold "as is" and "where is," and no warranties express or implied are made as to the condition of this property.

6/1/95                                             [illegible]
-------                                            --------------------------
Date                                               INDUSTRIAL RESOURCE CORP.




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                                PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, TENGASCO, INC., as maker, promises to pay to the order of INDUSTRIAL RESOURCE CORP., or any subsequent holder of this Note, the sum of four hundred fifty thousand dollars ($450,000.00) with interest from the date hereof at the rate of 8.0% per annum, calculated monthly, the principal and interest to be paid as set forth below.

     Payment of Principal and Interest. Payment of principal and interest is to be made to the holder of this Note on or by December 31st, 1997.

     No Prepayment Penalty. The entire principal balance of this Note can be prepaid at any time without penalty.

     Default - Waiver - Acceleration. In the event of default on this Note, Maker, TENGASCO, INC., waives demand, presentment of payment, protest, notice of protest, dishonor and any defense by reason of any extension of time or other indulgence granted by the holder of this Note, and agrees that, if any payment on this Note is not made when due, the holder shall have the right to accelerate and make the entire unpaid balance of principal and interest immediately due and payable. Default is defined as:


a. Failure to make any payment of principal or


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                                                                          Page 2

interest when due under the terms of this Note;

     b. The violation of any other term, condition or promise of this Note; or

     c. A filing by or against Maker, TENGASCO, INC., of any Bankruptcy proceeding, or any filing of relief of debtors in any court or under any statute.

     Costs. If the holder of this Note incurs any costs in the collection or enforcement of this Note, including costs of filing suit and reasonable attorney fees, Maker agrees to pay such costs.

     Construction. If more than one party is named as the Maker of this Note, the obligations incurred by each party are joint and several.

     This Note shall be interpreted in accordance with the laws of Tennessee. No provision of this Note shall be affected by the invalidity of any other provision or provisions contained herein.


/s/ [illegible]                            June 1, 1995
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TENGASCO, INC.                             Date


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Witness                                    Date